Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

BETWEEN

WELLS FARGO & COMPANY

AND

CITIBANK, N.A.

Dated as of September 3, 2007

SUPPLEMENTAL TO INDENTURE

DATED JULY 21, 1999

THIS THIRD SUPPLEMENTAL INDENTURE dated as of September 3, 2007 between WELLS FARGO & COMPANY, a Delaware corporation (the “Issuer”), and CITIBANK, N.A., as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer and the Trustee are parties to that certain Indenture dated as of July 21, 1999 (the “Indenture”);

WHEREAS, in 2004 the Issuer established and issued its Extendible Notes, CUSIP No. 949746FY2, under the Indenture (the “2004 Extendible Notes”);

WHEREAS, in August 2007, the Issuer issued its Notes, CUSIP No. 949746HM6, under the Indenture pursuant to the provisions of the 2004 Extendible Notes (the “2004 Short-Term Notes”);

WHEREAS, in 2007 the Issuer established and issued its Extendible Notes, CUSIP No. 94974BBU3, under the Indenture (the “2007 Extendible Notes”);

WHEREAS, in August 2007, the Issuer issued its Notes, CUSIP No. 94974BBZ2, under the Indenture pursuant to the provisions of the 2007 Extendible Notes (the “2007 Short-Term Notes”);

WHEREAS, the Issuer desires to amend the 2004 Extendible Notes, the 2004 Short-Term Notes, the 2007 Extendible Notes and the 2007 Short-Term Notes to reflect an increase in the interest rate borne by such Notes;

WHEREAS, the Issuer entered into a Second Supplemental Indenture dated as of August 30, 2007 pursuant to which the interest rate was increased on the Issuer’s Extendible Notes, CUSIP No. 949746MD0, which were issued in 2005 under the Indenture (the “2005 Extendible Notes”);

WHEREAS, the Issuer desires to make a conforming amendment to Exhibit A to the 2005 Extendible Notes;

WHEREAS, Section 901 of the Indenture provides that, without the consent of the Holders (as defined in the Indenture), the Issuer, when authorized by a Board Resolution (as defined in the Indenture), and the Trustee may enter into indentures supplemental to the Indenture under certain circumstances provided therein;

WHEREAS, the entry into this Third Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

NOW, THEREFORE:

In consideration of the premises herein set forth, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the 2004 Extendible Notes, the 2004 Short-Term Notes, the 2007 Extendible Notes, the 2007 Short-Term Notes, or the 2005 Extendible Notes, as applicable, as follows:

ARTICLE 1

AMENDMENT OF THE NOTES

Section 1.01. Amendment of the 2004 Extendible Notes. The ninth paragraph of the face of the 2004 Extendible Notes (exclusive of the legends on the 2004 Extendible Notes) and the sixth paragraph of Exhibit A to the 2004 Extendible Notes (exclusive of legends on Exhibit A to the 2004 Extendible Notes) are hereby amended and restated in their entirety as follows:

The calculation agent will reset the interest rate on each Interest Payment Date, each of which is referred to as an “Interest Reset Date.” The interest rate for each Interest Period will be equal to LIBOR, as determined below, plus the Spread. The “Spread” for each Interest Period will be as follows:

For Interest Reset Dates Occurring	Spread
From June 29, 2004 to but excluding July 15, 2005	Minus 0.03%

From July 15, 2005 to but excluding July 17, 2006	Minus 0.01%

From July 17, 2006 to but excluding July 16, 2007	Plus 0.01%

From July 16, 2007 to but excluding September 15, 2007	Plus 0.03%

From September 15, 2007 to but excluding July 15, 2008	Plus 0.08%

From July 15, 2008 to but excluding July 15, 2009	Plus 0.15%

Capitalized terms used in this Section 1.01 and not otherwise defined herein shall have the meanings set forth in the 2004 Extendible Notes.

Section 1.02. Amendment of the 2004 Short-Term Notes. The sixth paragraph of the face of the 2004 Short-Term Notes (exclusive of the legends on the 2004 Short-Term Notes) is hereby amended and restated in its entirety as follows:

The calculation agent will reset the interest rate on each Interest Payment Date, each of which is referred to as an “Interest Reset Date.” The interest rate for each Interest Period will be equal to LIBOR, as determined below, plus the Spread. The “Spread” for each Interest Period will be as follows:

For Interest Reset Dates Occurring	Spread
From August 15, 2007 to but excluding September 15, 2007	Plus 0.03%

From September 15, 2007 to but excluding July 15, 2008	Plus 0.08%

From July 15, 2008 to but excluding July 15, 2009	Plus 0.15%

Capitalized terms used in this Section 1.02 and not otherwise defined herein shall have the meanings set forth in the 2004 Short-Term Notes.

Section 1.03. Amendment of 2007 Extendible Notes. The Spread, as set forth on the face of the 2007 Extendible Notes and on the face of Exhibit A to the 2007 Extendible Notes, is hereby amended and restated in its entirety as follows:

SPREAD:

Minus 0.04% from the Original Issue Date to but excluding September 18, 2007

Plus 0.08% from and including September 18, 2007 to but excluding April 18, 2008

Plus 0.15% from and including April 18, 2008 to but excluding April 18, 2009

Plus 0.16% from and including April 18, 2009 to but excluding April 18, 2010

Plus 0.17% from and including April 18, 2010 to but excluding April 18, 2011

Plus 0.18% from and including April 18, 2011 to but excluding April 18, 2012

Plus 0.18% from and including April 18, 2012 to but excluding the Final Maturity Date

Capitalized terms used in this Section 1.03 and not otherwise defined herein shall have the meanings set forth in the 2007 Extendible Notes.

Section 1.04. Amendment of 2007 Short-Term Notes. The Spread, as set forth on the face of the 2007 Short-Term Notes, is hereby amended and restated in its entirety as follows:

SPREAD:

Minus 0.04% from the Original Issue Date to but excluding September 18, 2007

Plus 0.08% from and including September 18, 2007 to but excluding April 18, 2008

Plus 0.15% from and including April 18, 2008 to but excluding April 18, 2009

Plus 0.16% from and including April 18, 2009 to but excluding April 18, 2010

Plus 0.17% from and including April 18, 2010 to but excluding April 18, 2011

Plus 0.18% from and including April 18, 2011 to but excluding April 18, 2012

Plus 0.18% from and including April 18, 2012 to but excluding the Final Maturity Date

Capitalized terms used in this Section 1.04 and not otherwise defined herein shall have the meanings set forth in the 2007 Short-Term Notes.

Section 1.05. Amendment of 2005 Extendible Notes. The sixth paragraph of the face of the form of note attached as Exhibit A to the 2005 Extendible Notes is hereby amended and restated in its entirety as follows:

The calculation agent will reset the interest rate on each Interest Payment Date, each of which is referred to as an “Interest Reset Date.” The interest rate for each Interest Period will be equal to LIBOR, as determined below, plus the Spread. The “Spread” for each Interest Period will be as follows:

For Interest Reset Dates Occurring	Spread
From June 9, 2005 to but excluding July 3, 2006	Minus 0.04%

From July 3, 2006 to but excluding July 3, 2007	Minus 0.01%

From July 3, 2007 to but excluding September 3, 2007	Plus 0.01%

From September 3, 2007 to but excluding July 3, 2008	Plus 0.05%

From July 3, 2008 to but excluding July 3, 2009	Plus 0.06%

From July 3, 2009 to but excluding July 3, 2010	Plus 0.07%

From July 3, 2010 to but excluding July 1, 2011	Plus 0.08%

Capitalized terms used in this Section 1.05 and not otherwise defined herein shall have the meanings set forth in the 2005 Extendible Notes.

ARTICLE 2

MISCELLANEOUS PROVISIONS

Section 2.01. Further Assurances. The Issuer will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Third Supplemental Indenture.

Section 2.02. Other Terms of the Notes and the Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the 2004 Extendible Notes, the 2004 Short-Term Notes, the 2007 Extendible Notes, the 2007 Short-Term Notes, the 2005 Extendible Notes and the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Section 2.03. Effectiveness. Upon execution and delivery of this Third Supplemental Indenture by the Company and the Trustee, this Third Supplemental Indenture shall become effective as of its date.

Section 2.04. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.05. Successors and Assigns. All covenants and agreements in this Third Supplemental Indenture by the Issuer shall bind its successors and assigns, whether expressed or not.

Section 2.06. Separability. In case any provision of this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.07. Governing Law. The internal laws of the State of New York shall govern and be used to construe this Third Supplemental Indenture.

Section 2.08. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 2.09. Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, attested and sealed, all as of the date first above written.

WELLS FARGO & COMPANY

[CORPORATE SEAL]	By	/s/ Barbara S. Brett
	Name:	Barbara S. Brett
	Title:	Senior Vice President and Assistant Treasurer

	Attest	/s/ Mary E. Schaffner
	Name:	Mary E. Schaffner
	Title:	Assistant Secretary

[CORPORATE SEAL]	CITIBANK, N.A.

	By	/s/ Nancy H. Forte
	Name:	Nancy H. Forte
	Title:	Assistant Vice President

	Attest	/s/ Cirino Emanuele
	Name:	Cirino Emanuele
	Title:	Vice President

STATE OF MINNESOTA	)
)SS.
COUNTY OF HENNEPIN	)

On the 12th day of September, 2007, before me personally came Barbara S. Brett, to me known, who, being duly sworn, did depose and say that she is a Senior Vice President and Assistant Treasurer of Wells Fargo & Company, a corporation described in and which executed the above instrument; that she knows the seal of said corporation; that it was so affixed pursuant to the authority of the Board of Directors of said corporation; and that she signed her name thereto pursuant to like authority.

/s/ Mary J. Anderson
Notary Public

STATE OF NEW YORK	)
)SS.
COUNTY OF NEW YORK	)

On the 12th day of September, 2007, before me personally came Nancy H. Forte, to me known, who, being duly sworn, did depose and say that she is an Assistant Vice President of Citibank, N.A., a national banking association described in and which executed the above instrument; that she knows the seal of said corporation; that it was so affixed pursuant to the authority of the Board of Directors of said corporation; and that she signed her name thereto pursuant to like authority.

/s/ Zenaida Santiago
Notary Public